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                                                                    EXHIBIT 23.2

                                    CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and the related Offer Document of Amerada Hess Corporation for the registration of 17,200,000 shares of its common stock and to the incorporation by reference therein of our report dated March 1, 2000, with respect to the financial statements and schedule of LASMO plc included in its Annual Report on Form 20-F for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
London, England
November 21, 2000